Exhibit 20.22

THIS NOTE HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

No. 2                      U.S. $100,000

Original Issue Date: January 4, 2011

Holder:                 Greentree Financial Group Inc.

Address:              7951 SW 6th Street, Suite 216
Plantation, FL  33324

SERIES 2011 SECURED NOTE DUE JANUARY 4, 2013

THIS Note, in the principal amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), evidencing a loan (the "Loan") made on January 4, 2011 (the "Loan Origination Date"), is a duly authorized Note of ORGANIC PLANT HEALTH INC., a Nevada corporation with offices at 9206 Monroe Road, Charlotte, NC  28270 (the "Maker"), individually designated as the Note, as the case may be (the "Note"), due not later than January 4, 2013 ("Maturity Date"), in an aggregate face amount of One Hundred Thousand and 00/100 Dollars ($100,000.00), together with interest at the rate of six percent (6%) per annum payable yearly.

FOR VALUE RECEIVED, the Maker promises to pay to the Holder or registered assigns, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00) on or prior to January 4, 2013, together with interest at the rate of six percent (6%) per annum payable yearly, hereof; upon the occurrence of an Event of Default, the amount of principal and any unpaid interest due hereunder shall be immediately due and payable, together with a default fee equal to ten percent (10%) of the Maturity Amount, and any amounts not so paid shall bear interest at the rate of 18% per annum from the date of such default through and including the date of payment. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address of the Holder last appearing on the Note Register.

This Note is subject to the following additional provisions:

Section 1.                     Representations and Warranties of the Borrower. The Borrower represents and warrants to the Holder, as of the date hereof as follows:

(a)          Authorization of Agreement. The Borrower, if not a natural person, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Note and otherwise to carry out its obligations hereunder, and the execution, delivery and performance by the Borrower of this Note and all other documents delivered in connection herewith (the "Transaction Documents") have been duly authorized by all necessary corporate or similar action on the part of the Borrower. Each of the Transaction Documents, when executed and delivered by the Borrower, will constitute a valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

(b)           No Conflicts; Advice. Neither the execution and delivery of the Transaction Documents, nor the consummation of the transactions contemplated thereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Borrower is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Borrower is a party. The Borrower has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its entering into the Note and the other Transaction Documents and consummating the transactions contemplated hereby and thereby.

(c)           No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Borrower, threatened against the Borrower which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or materially delay any of the transactions contemplated by this Note or the other documents delivered in connection herewith.

(d)           Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other person is required for the valid authorization, execution, delivery and performance by the Borrower of the Note and the other documents delivered in connection herewith and the consummation of the transactions contemplated hereby and thereby.

(e)           Bankruptcy. The Borrower is not under the jurisdiction of a court in a Title 11 or similar case (within the meaning of Bankruptcy Code Section 368(a)(3)(A) (or related provisions)) or involved in any insolvency proceeding or reorganization.

(f)           Purpose of Loan, Means of Repayment. The Borrower intends to use proceeds for _________________. The Borrower has a reasonable, good-faith belief in its ability to repay the Loan, together with the interest, evidenced by this Note as and when the same may become due and payable. The basis for such belief is set forth in Schedule A attached hereto, and the Borrower will have sufficient unencumbered production revenues from their subsidiary located in North Carolina, USA to enable such repayment to be made, as more fully set forth in Schedule A attached hereto.

(g)           Reverse Stock Split. The Borrower represents that they are in the process of a 1 for 50 reverse stock split and all share amounts presented herein are on a post-split basis.

Section 2.                      Exchangeability and Transferability. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same, but shall not be issuable in denominations of less than integral multiples of Twenty Thousand Dollars ($20,000) unless such amount represents the full principal balance of Notes outstanding to such Holder. No service charge will be made for such registration of transfer or exchange. The Holder, by acceptance hereof, agrees to give written notice to the Maker before transferring this Note; such notice will describe briefly the proposed transfer and will give the Maker the name, address, and tax identification number of the proposed transferee, and will further provide the Maker with an opinion of the Holder's counsel that such transfer can be accomplished in accordance with federal and applicable state securities laws (unless such transaction is permitted by the plan of distribution in an effective Registration Statement). Promptly upon receiving such written notice, the Maker shall present copies thereof to the Maker's counsel.

Section 3.                      Plan of Repayment. The Maker intends to repay this Note through application of proceeds that it expects to receive as set forth in Schedule A to this Note.

Section 4.                      Common Stock Sweetener. The Maker intends to issue the Holder or registered assigns One Million (1,000,000) shares of common stock of the Maker as sweetener for the Holder to accept this Note. The said shares shall be fully paid and non-assessable, without any restrictions.

Section 5.                      Senior Secured. The Maker intends to repay this Note, on a para passu basis, through application of proceeds that it expects to receive from any future financing. The repayment shall be no less than One Third (1/3) of total proceeds.

Section 6.                      Conversion. The Borrower intends to grant the Holder conversion feature as follows:

(a)           Automatic Conversion. All amounts of principal and interest unpaid hereunder shall automatically be converted into shares of common stock, $0.001 par value, of the Maker, Organic Plant Health Inc (“Stock”) at the then effective Conversion Rate (as defined herein) upon the sale of all or substantially all, of the assets of the Maker, or the merger, consolidation or liquidation of Maker where the Maker is not in control of the merged, consolidated or liquidated entity or other change in control of the Maker (except for mergers such as those used to effect changes in the state of incorporation or a conversion of the Maker to another legal entity) (any such event, a “Change in Control”) where the valuation of the cash, securities and/or other consideration received by the Maker or its stockholders in such transaction exceeds $30,000,000.00.  Immediately upon such conversion, Holder shall surrender this Note at the offices of Maker against delivery of that number of shares of Stock of Maker equal to the quotient of (x) the outstanding principal balance due and owing under this Note on the Conversion Date, divided by (y) the Conversion Rate.

(b)           Optional Conversion by Holder. All or any portion of the principal amount due and owing under this Note may be converted at the option of Holder into fully paid and non-assessable shares of Organic Plant Health, Inc. at any time prior to the Maturity Date upon three (3) days written notice. No optional conversion may be made if Holder is aware of, or if Maker notified Holder within 30 days of its conversion election, any event which would require a conversion under section 6(a) above.

(c)           Number of Shares of Stock Converted and Conversion Rate. Upon any conversion of all or any portion of the Note contemplated in sections 6(a) or (b) above, the principal amount designated by Holder shall be converted into that number of shares of Stock determined by dividing (i) the principal amount so elected to be converted by Holder, by the (ii) then applicable Conversion Rate. If the conversion is pursuant to section 6(b) and is prior to the Maturity Date, all accrued interest will continue to accrue; if the conversion is on the Maturity Date, then clause (i) of this section will include all accrued interest. If a partial conversion by Holder occurs, Holder shall surrender this Note at the offices of Maker in exchange for a new Note providing for the payment on the Maturity Date of all remaining principal and accrued interest due and owing subsequent to the optional conversion. As used herein, the term “Conversion Rate” shall mean Ten Cents ($0.10) per share.  At such time as such conversion has been effected, the rights of the holder of this Note will cease with respect to the principal (and interest if applicable) converted.

(d)           Adjustments to Conversion Rate for Certain Events. The Conversion Rate shall be subject to adjustment if the number of outstanding shares of Stock of Maker is increased by a stock dividend, split-up or by a subdivision of equity of Maker, then, the Conversion Rate shall be appropriately decreased so that the number of shares of Units issuable on conversion of this Note shall be increased in proportion to such increase of outstanding shares of Stock.

(e)           Fractional Shares. No fractional shares shall be issued upon the conversion of this Note. In lieu of issuing any fractional shares, Maker shall pay to the Holder in cash any remainder resulting after the number of whole shares is determined as a result of the conversion.

Section 7.                      Covenants. The Maker covenants and agrees that, so long as any amount is due and owing under this Note, it shall not:

(a)           Fail to make any payment of the principal of interest on, or other obligations in respect of, this Note, free of any claim of subordination, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise), for five (5) business days after the same shall be due and payable;

(b)           Fail to observe or perform any other covenant, agreement or warranty contained in, or otherwise commit, any breach of this Note;

(c)           Suffer to have the guarantor (the "Guarantor") under the guarantee (the "Guarantee") or the pledgor (the "Pledgor") under the pledge agreement (the "Pledge Agreement") entered into contemporaneously herewith and of even date herewith fail to observe or perform any covenant, agreement or warranty contained therein, or otherwise commit any breach thereof (this Note, the Guaranty, the Pledge Agreement and all other documents delivered contemporaneously and in connection herewith collectively are referred to as the "Loan Documents");

(d)           Commence or suffer to have the Guarantor or the Pledgor commence a voluntary case under the United States Bankruptcy Code or insolvency laws as now or hereafter in effect or any successor thereto (the "Bankruptcy Code"); or suffer to have an involuntary case commenced against it, the Guarantor or the Pledgor under the Bankruptcy Code in which the petition is not controverted within thirty (30 days), or is not dismissed within sixty (60) days, after commencement of such involuntary case; or suffer to have a "custodian" (as defined in the Bankruptcy Code) appointed for, or take charge of, all or any substantial part of the property of the Maker, the Guarantor or the Pledgor, or commence any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Maker, the Guarantor or the Pledgor, or suffer to have commenced against it, the Guarantor or the Pledgor any such proceeding which remains undismissed for a period of sixty (60) days; or be, or suffer to have the Guarantor or the Pledgor be, adjudicated insolvent or bankrupt; or suffer to have any order of relief or other order approving any such case or proceeding entered; or suffer to have any appointment of any custodian or the like for any thereof or any substantial part of its property or the property of the Guarantor or the Pledgor which continues undischarged or unstayed for a period of sixty (60) days; or make, or suffer to have the Guarantor or the Pledgor make, a general assignment for the benefit of creditors; or fail to pay, or state that it is unable to pay, its debts generally as they become due; call, or suffer to have the Guarantor or the Pledgor call, a meeting of all of its respective creditors with a view to arranging a composition or adjustment of its debts; or by any act or failure to act indicate, or suffer to have the Guarantor or the Pledgor indicate, its consent to, approval of or acquiescence in any of the foregoing; or take any corporate or other action for the purpose of effecting any of the foregoing;

(e)            Default, or suffer to have the Guarantor or the Pledgor default, in any of its respective obligations under any mortgage, credit agreement or other facility, indenture, agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness thereof in an amount exceeding thirty-seven thousand five hundred dollars ($37,500.00), whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

(f)            Be, or suffer to have the Guarantor or the Pledgor be, a party to any Change of Control Transaction (as defined below), or sell or dispose of all or in excess of forty-nine (49%) percent of its respective assets (based on book value calculation as reflected in the its most recent financial statements) in one or more transactions (whether or not such sale would constitute a Change of Control Transaction);

(g)            Suffer to have the Common Stock to be suspended or delisted from trading for in excess of three (3) Trading Days;

(h)            Suffer to have the average daily trading volume of the Common Stock, during any consecutive ten (10) trading-day period, be less than twenty-five thousand ($25,000) dollars in value;

(i)            Suffer a determination by the U.S. Securities and Exchange Commission or National Association of Securities Dealers, or any applicable state regulatory authority, that it, the Guarantor or the Pledgor has violated applicable Securities Laws;

(j)             Enter, or suffer to have the Pledgor or the Guarantor enter, into a transaction or series of transactions that would violate the "Twenty Percent Rule" if the Common Stock were traded on the NASDAQ market;

(k)            Suffer to have an action, suit or proceeding commenced against it, the Guarantor or the Pledgor seeking damages in an amount exceeding thirty-seven thousand five hundred dollars ($37,500); or

(l)            Make any representation or warranty that is not true and correct in all material respects as of the date of this Note, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

Section 8.                       Events of Default. "Event of Default" wherever used herein, means the breach of any covenant hereof (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body). Upon the occurrence of an Event of Default, which Event of Default is not cured within ten (10) days after its occurrence, the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), together with any unpaid interest shall be immediately due and payable to the Holder, together with a default fee equal to ten percent (10%) of the Maturity Amount, and thereupon default interest shall begin to accrue at the annual rate of eighteen (18%) percent per annum and the Holder shall be entitled to all remedies under law and as set forth in the Guarantee or the Pledge Agreement.

Section 9.       Interest Rate Limitation. The parties intend to conform strictly to the applicable usury laws in effect from time to time during the term of the Loan. Accordingly, if any transaction contemplated hereby would be usurious under such laws, then notwithstanding any other provision hereof: (i) the aggregate of all interest that is contracted for, charged, or received under this Note or under any other Document shall not exceed the maximum amount of interest allowed by applicable law (the "Highest Lawful Rate"), and any excess shall be promptly credited to the Maker by the Holder (or, to the extent that such consideration shall have been paid, such excess shall be promptly refunded to the Maker by the Holder); (ii) neither the Maker nor any other person now or hereafter liable hereunder shall be obligated to pay the amount of such interest to the extent that it is in excess of the Highest Lawful Rate; and (iii) the effective rate of interest shall be reduced to the Highest Lawful Rate. All sums paid, or agreed to be paid, to the

Holder for the use, forbearance, and detention of the debt of the Maker to the Holder shall, to the extent permitted by applicable law, be allocated throughout the full term of the Note until payment is made in full so that the actual rate of interest does not exceed the Highest Lawful Rate in effect at any particular time during the full term thereof. If the total amount of interest paid or accrued pursuant to this Note under the foregoing provisions is less than the total amount of interest that would have accrued if a varying rate per annum equal to the interest rate under the Note had been in effect, then the Maker agrees to pay to the Holder an amount equal to the difference between (x) the lesser of (A) the amount of interest that would have accrued if the Highest Lawful Rate had at all times been in effect, or (B) the amount of interest that would have accrued if a varying rate per annum equal to the interest rate under this Note had at all times been in effect, and (y) the amount of interest accrued in accordance with the other provisions of this Note.

Section 10.       Prepayment/Extension.

(a)           The Maker shall have the right to prepay this Note in whole or in part prior to the Maturity Date.

(b)           The Maker shall give at least five (5) Business Days, but not more than ten (10) Business Days, written notice of any intention to prepay this Note prior to the Maturity Date or any extension thereof to the Holder, which notice shall specify the "Prepayment Date".

Section 11.       Definitions.  For the purposes hereof, the following terms shall have the following meanings:

"Business Day" means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

"Change of Control Transaction" means the occurrence of any of (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of in excess of 49% of the voting securities of a person, coupled with a replacement of more than one-half of the members of such person's board of directors which is not approved by those individuals who are members of the board of directors on the date hereof in one or a series of related transactions, or (ii) the merger of such person with or into another entity, consolidation or sale of all or substantially all of the assets of such person in one or a series of related transactions, unless following such transaction, the holders of such person's securities continue to hold at least 40% of such securities following such transaction. The execution by such person of an agreement to which such person is a party or by which it is bound providing for any of the events set forth above in (i) or (ii) does not constitute the occurrence of the event until after the event in fact occurs.

"Common Stock" means the Common Stock of Organic Plant Health Inc., a Nevada corporation.

Section 12.                      Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Maker, which is absolute and unconditional, to pay the principal of interest and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct obligation of the Maker.

Section 13.                      If this Note shall be mutilated, lost, stolen or destroyed, the Maker shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, and indemnity, if requested, all reasonably satisfactory to the Maker.

Section 14.                      Choice of Law and Venue; Submission to Jurisdiction; Service of Process.

(a)           THE VALIDITY OF THIS NOTE , ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF BROWARD, STATE OF FLORIDA OR, AT THE SOLE OPTION OF HOLDER, IN ANY OTHER COURT IN WHICH HOLDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)           THE MAKER HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)           THE MAKER HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO MAKER.

(d)           NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE HOLDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY HOLDER OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

(e)           To the extent determined by such court, the Maker shall reimburse the Holder for any reasonable legal fees and disbursements incurred by the Holder in enforcement of or protection of any of its rights under any of this Note.

Section 12.                      Any waiver by the Maker or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Maker or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver must be in writing.

Section 15.                      If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

Section 16.                      Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next calendar month, the preceding Business Day in the appropriate calendar month).

Section 17.                      Security. The obligation of the Maker for payment of principal, interest and all other sums hereunder, in the event of a default and failure of the Maker to perform hereunder, is secured by (i) a Guarantee of the Guarantor, and (ii) the pledge of certain fixed assets (the "Pledged Assets") by the Guarantor as Pledgor under the terms and conditions of a Pledge Agreement.

Section 18.Waiver of Jury Trial.

THE MAKER HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NO IE. THE MAKER REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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IN WITNESS WHEREOF, the Maker has caused this instrument to be duly executed by an officer duly authorized for such purpose, as of the date first above indicated.

ORGANIC PLANT HEALTH INC.

By:  _____________________________

Name:  Billy Styles

Title:            President

Attest:

By:

SCHEDULE A
PLAN OF REPAYMENT

The loan, together with the interest, will be repaid out of revenues from the production and assets owned by Organic Plant Health Inc. and/or Organic Plant Health LLC. as per the following payment terms:

1.	A cash payment of $100,000 shall be made on or before January 4, 2013;

2.	A cash payment for interest of $6,000 shall be made on or before January 4, 2012;

3.	A cash payment for interest of $6.000 shall be made on or before January 4, 2013;

GUARANTY

GUARANTY dated as of January 4, 2011 ("Guaranty") made by Organic Plant Health LLC, a North Carolina limited liability corporation with offices at 9206 Monroe Road, Charlotte, NC 28270 (the "Guarantor"), in favor of Greentree Financial Group Inc., a Florida corporation with offices at 7951 SW 6th Street, Suite 216, Plantation, FL 33324 (the "Lender" or “Guarantee”).

WITNESSETH

WHEREAS, Organic Plant Health Inc., a Nevada corporation (the "Borrower"), and the Lender are parties to a note, dated as of even date herewith (such note, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Note");

WHEREAS, pursuant to the Note, the Guarantor was required to execute and deliver to the Lender a guaranty guaranteeing the Note and all other obligations under the Note and the pledge agreement by and between the Pledgor thereunder and the Lender of even date herewith (such pledge agreement, as amended, restated, supplemented or otherwise modified from time to time, being hereinafter referred to as the "Pledge Agreement"; the Note, the Guaranty and the Pledge Agreement, together with all other documents required to be delivered in connection herewith and therewith are collectively referred to as the "Loan Documents"); and

WHEREAS, the Guarantor has (a) received the sum of $10 for execution of this Guaranty, and (b) determined that (i) it will derive substantial benefit and advantage from the Loan and other financial accommodations made available to the Borrower under the Note and the other Loan Documents and the new financing being entered into contemporaneously herewith, and (ii) its execution, delivery and performance of this Guaranty directly benefits, and is within the best interests of, the Guarantor;

NOW, THEREFORE, in consideration of the premises and the agreements herein, the Guarantor hereby agrees with the Lender, as follows:

Section 1. Definitions. Reference is hereby made to the Note for a statement of the terms thereof. All terms used in this Guaranty which are defined in the Note and not otherwise defined herein shall have the same meanings herein as set forth therein. As used in this Guaranty, the following terms have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

"Borrower" has the meaning specified in the preamble above.

"Guaranty" means this Guaranty.

"Guaranteed Obligations" means any and all present and future liabilities and obligations of the Borrower and any of the Guarantors to the Lender incurred by the Borrower or any of the Guarantors, and whether due or to become due, secured or unsecured, absolute or contingent, joint or several, direct or indirect, acquired outright, conditionally or as collateral security by the Lender from another, liquidated or unliquidated, arising by operation of law or otherwise, together with all fees and expenses incurred in collecting any or all of the items specified in this definition or enforcing any rights under any of the Loan Documents, including all fees and expenses of the Lender's counsel and of any experts and agents which may be paid or incurred by the Lender in collecting any such items or enforcing any such rights.

Section 2. Rules of Interpretation. When used in this Guaranty: (1) "or" is not exclusive, (2) a reference to a law or document includes any amendment or modification to such law or document and (3) a reference to an agreement, instrument or document includes any amendment or modification of such agreement, instrument or document.

Section 3. Guaranty. The Guarantor hereby guarantees to the Lender and his successors, endorsees, transferees and assigns the prompt and complete payment, as and when due and payable (whether at stated maturity or by required prepayment, acceleration, demand or otherwise), of all of the Guaranteed Obligations now existing or hereafter incurred will be paid strictly in accordance with their terms.

Section 4. Limitation of Liability. The obligation of the Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render the obligation of the Guarantor under this Guaranty subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state law.

Section 5. Type of Guaranty. This Guaranty is absolute and unconditional and as such is not subject to any conditions and the Guarantor is fully liable to perform all of its duties and obligations under this Guaranty as of the date of execution of this Guaranty. This Guaranty is a continuing guaranty and applies to all future Guaranteed Obligations. In addition, this Guaranty shall remain in full force and effect even if at any time there are no outstanding Guaranteed Obligations. This Guaranty is a guaranty of payment and not of collection. The obligations and liabilities of the Guarantor under this Guaranty shall not be conditioned or contingent upon the pursuit by the Lender of any right or remedy against the Borrower, the Guarantor or any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations, or against any assets securing the payment of the Guaranteed Obligations or guarantee for such Guaranteed Obligations or right of setoff with respect to such Guaranteed Obligations. This Guaranty is irrevocable and as such cannot be cancelled, terminated or revoked by the Guarantor.

 Section 6. Reinstatement of Guaranty. This Guaranty shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment, or any part thereof, of any of the Guaranteed Obligations are rescinded or must otherwise be returned by the Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower, the Guarantor or otherwise, all as though such payment had not been made.

The Guarantor hereby consents that, without the necessity of any reservation of rights against the Guarantor and without notice to or further assent by the Guarantor, any demand for payment of any of the Guaranteed Obligations made by the Lender may be rescinded by the Lender and any of such Guaranteed Obligations continued after such rescission.

 Section 7. Security Interest. To secure the payment of the obligations of the Guarantor under this Guaranty, the Guarantor has executed an Affidavit of Confession of Judgment in the form annexed hereto as Exhibit 1.

 Section 8. Waiver of Notices. The Guarantor hereby waives any and all notices including (1) notice of or proof of reliance by the Lender upon this Guaranty or acceptance of this Guaranty, (2) notice of the incurrence of any Guaranteed Obligations or the renewal, extension or accrual of any such Guaranteed Obligations, (3) notice of any actions taken by the Lender, the Borrower, the Guarantor or any other person under any Guaranty Document, and (4) notices of nonpayment or nonperformance, protest, notices of protest and notices of dishonor.

 Section 9. Waiver of Defenses. The Guarantor hereby waives any and all defenses to the performance by the Guarantor of its duties and obligations under this Guaranty, including any defense based on any of the following:

(1)           any failure of the Lender to disclose to the Guarantor any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any party obligated to make payment on any and all Guaranteed Obligations, whether as principal or guarantor, now or hereafter known to the Lender,

(2)           any defense to the payment of any or all the Guaranteed Obligations, including lack of validity or enforceability of any of the Guaranteed Obligations or any of the Loan Documents, any change in the time, manner or place of payment of, or in any other tern in respect of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or consent to any departure from any Loan Document,

(3)            any exchange or release of, or non-perfection of any security interest on or in any assets securing the payment of the Guaranteed Obligations,

(4)            any failure to execute any other guaranty for all or any part of the Guaranteed Obligations, or any release or amendment or waiver of, or consent to any departure from, any other guaranty for any or all of the Guaranteed Obligations,

(5)            any subordination of any or all of the Guaranteed Obligations,

(6)             any act or omission of the Lender in connection with the enforcement of, or the exercise of rights and remedies, including any election of, or the order of exercising any, remedies, with respect to (a) the Guaranteed Obligations, (b) any other guarantor of the Guaranteed Obligations, or (c) any assets securing the payment of the Guaranteed Obligations,

(7)            any manner of application of any funds received by the Lender to Guaranteed Obligations or any other obligations owed to the Lender, whether from the sale or disposition of any assets securing the Guaranteed Obligations, from another guarantor of the Guaranteed Obligations or otherwise, and

(8)            any failure to give or provide any notices, demands or protests,

including those specified under Section 8 herein, entitled "Waiver of Notices".

Section 10. Subrogation. The Guarantor may not exercise any rights which the Guarantor may acquire by way of subrogation or contribution, whether acquired by any payment made under this Guaranty, by any setoff or application of funds of the Borrower, by the Lender or otherwise, until (1) the payment in full of the Guaranteed Obligations (after the Lender no longer has any obligation or arrangement to provide credit to the Borrower, including under or pursuant to a line of credit), and (2) the payment of all fees and expenses to be paid by the Guarantor pursuant to this Guaranty. If any amount shall be paid to the Guarantor on account of such subrogation or contribution rights at any time when all of the Guaranteed Obligations and all such other expenses shall not have been paid in full (after the Lender no longer has any obligation or arrangement to provide credit to the Borrower, including under or pursuant to a line of credit), such amount shall be held in trust for the benefit of the Lender, shall be segregated from the other funds of the Guarantor and shall forthwith be paid over to the Lender to be credited and applied in whole or in part by the Lender against the Guaranteed Obligations, whether matured or unmatured, and all such other fees and expenses in accordance with the terms of the Loan Documents.

Section 11. Representations. At the time of execution of this Guaranty and each time the Lender provides credit as noted above, the Guarantor represents and warrants to the Lender as follows:

(1)           Name. The exact legal name of the Guarantor is the name specified in the preamble to this Guaranty. The Guarantor has not been known by any other names during the two (2) years prior to the date of the Guaranty.

(2)           Location. The principal location of the Guarantor is as specified in the preamble to this Guaranty.

(3)           No Contravention. The execution, delivery and performance by the Guarantor of this Guaranty do not and will not (a) violate any provision of any law, order, writ, judgment, injunction, decree, determination, or award presently in effect applicable to the Guarantor, (b) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which the Guarantor is a party or by which the Guarantor or its properties may be bound or affected, or (c) result in, or require, the creation or imposition of any lien upon or with respect to any of the properties now owned or hereafter acquired by the Guarantor.

(4)           Governmental Authority. No authorization, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Guarantor of this Guaranty.

(5)           Legally Enforceable Guaranty. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its turns, except to the extent that such enforcement may be limited by (a) applicable bankruptcy, insolvency, and other similar laws affecting creditors' rights generally, or (b) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law.

 Section 12. Remedies. The Lender shall not, by any act, delay, omission or otherwise, be deemed to have waived any of its rights or remedies under this Guaranty or otherwise. A waiver by the Lender of any right or remedy hereunder on any one occasion, shall not be construed as a ban or waiver of any such right or remedy which the Lender would have had on any future occasion, nor shall the Lender be liable for exercising or failing to exercise any such right or remedy. The rights and remedies of the Lender under this Guaranty are cumulative and, as such, are in addition to any other rights and remedies available to the Lender under law or any other agreements.

Section 13.  Appointment as Attorney-in-Fact. The Guarantor hereby appoints the Lender as the attorney-in-fact for the Guarantor, with full authority in the place and stead of, and in the name of, the Guarantor, or otherwise, to exercise all rights and remedies granted to the Lender under this Guaranty and to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Guaranty.

Section 14. Indemnity and Expenses. The Guarantor hereby indemnifies the Lender from and against any and all claims, losses, damages and liabilities growing out of or resulting from this Guaranty (including, without limitation, enforcement of this Guaranty), except claims, losses, damages or liabilities resulting from the Lender's gross negligence and willful misconduct.

The Guarantor will upon demand pay to the Lender the amount of any and all expenses, including the fees and expenses of its counsel and of any experts and agents, which the Lender may incur in connection with (1) any amendment to this Guaranty, (2) the administration of this Guaranty, (3) the exercise or enforcement of any of the rights of the Lender under this Guaranty, or (4) the failure by the Guarantor to perform or observe any of the provisions of this Guaranty.

Section 15. Amendments. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor from this Guaranty, shall in any event be effective unless the same shall be in writing and signed by the Guarantor and the Lender, and then such amendment or waiver shall be effective only in the specific instance and for the specific purpose for which given.

Section 16. Addresses for Notices. All notices and other communications provided for under this Guaranty shall be in writing and, mailed or delivered by messenger or overnight delivery service, addressed, in the case of the Guarantor at its address specified below its signature, and in the case of the Lender at the address specified below, or as to any such party at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section

If to the Lender:

Greentree Financial Group Inc.
7951 SW 6th Street, Suite 216
Plantation, FL  33324

With copies to:

John Hanzel
19425-G Liverpool Parkway
Cornelius, NC 28031

If to the Guarantor:

Organic Plant Health LLC
9206 Monroe Road
Charlotte, NC 28270 USA

All such notices and other communications shall, when mailed, be effective three (3) days after being placed in the mails, or when delivered to a messenger or overnight delivery service, be effective one (1) day after being delivered to the messenger or overnight delivery service, in each case, addressed as specified above.

Section 17. Assignment and Transfer of Obligations. This Guaranty will bind the estate of the Guarantor as to Guaranteed Obligations created or incurred both before and after the bankruptcy or liquidation of the Guarantor, whether or not the Lender receives notice of such bankruptcy or liquidation. This Guaranty shall inure to the benefit of the Lender and his successors, transferees and assigns. The Guarantor may not transfer or assign its obligations under this Guaranty. The Lender may assign or otherwise transfer all or a portion of his rights or obligations with respect to the Guaranteed Obligations to any other party, and such other party shall then become vested with all the benefits in respect of such transferred Guaranteed Obligations granted to the Lender in this Guaranty or otherwise. The Guarantor agrees that the Lender can provide information regarding the Guarantor to any prospective or actual successor, transferee or assign.

Section 18. Setoff. The Guarantor agrees that, in addition to, and without limiting, any right of setoff, the Lender's lien or counterclaim the Lender may otherwise have, the Lender shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of the Guarantor, at any of the offices of the Lender, in Dollars or any other currency, against any amount payable by the Guarantor to the Lender under this Guaranty which is not paid when demanded (regardless of whether such balances are then due to the Guarantor), in which case the Lender shall promptly notify the Guarantor, provided that the Lender's failure to give such notice shall not affect the validity of such offset.

Section 19.  Submission to Jurisdiction. The Guarantor hereby irrevocably submit to the jurisdiction of any federal or state court sitting in Broward County in the State of Florida over any action or proceeding arising out of or related to this Guaranty and agrees with the Lender that personal jurisdiction over the Guarantor rests with such courts for purposes of any action on or related to this Guaranty. The Guarantor hereby waives personal service by manual delivery and agrees that service of process may be made by prepaid certified mail directed to the Guarantor at the address of the Guarantor for notices under this Guaranty or at such other address as may be designated in writing by the Guarantor to the Lender, and that upon mailing of such process such service will be effective as if the Guarantor were personally served. The Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any manner provided by law. The Guarantor further waives any objection to venue in any such action or proceeding on the basis of inconvenient forum. The Guarantor agrees that any action on or proceeding brought against the Lender shall only be brought in such courts.

Section 20. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of Florida without regard to its principles of conflicts of law.

Section 21. Subordination. Once a demand for payment is made on the Guarantor under this Guaranty, the Guarantor will not (1) make any demand for payment of, or take any action to accelerate, any obligation owed to the Guarantor by the Borrower, (2) seek to collect payment of, or enforce any right or remedies against the Borrower, any of the obligations owed to the Guarantor by the Borrower or any guarantees, credit supports, collateral or other security related to or supporting any of such obligations, or (3) commence, or join with any other creditor in commencing, any bankruptcy or similar proceeding against the Borrower. The Guarantor also agrees that the payment of all obligations of the Borrower to the Guarantor shall be subordinate and junior in time and right of payment in accordance with the terms of this Section 21 to the prior payment in full (in cash) of the Guaranteed Obligations. In furtherance of such subordination, (1) to the extent possible, the Guarantor will not take or receive from the Borrower any payments, in cash or any other property, by setoff or any other means, of any or all of the obligations owed to the Guarantor by the Borrower, or purchase, redeem, or otherwise acquire any of such obligations, or change the terms or provisions of any such obligations and (2) if for any reason and under any circumstance the Guarantor receives a payment on such obligation, whether in a bankruptcy or similar proceeding or otherwise, all such payments or distributions upon or with respect to such obligations shall be received in trust for the benefit of the Lender, shall be segregated from other funds and property held by the Guarantor and shall be forthwith paid over to the Lender in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of securities or other non-cash property) for, the payment or prepayment of the Guaranteed Obligations.

Section 22. Miscellaneous. This Guaranty is in addition to and not in limitation of any other rights and remedies the Lender may have by virtue of any other instrument or agreement previously, contemporaneously or hereafter executed by the Guarantor or any other party or by law or otherwise. If any provision of this Guaranty is contrary to applicable law, such provision shall be deemed ineffective without invalidating the remaining provisions of this Guaranty. Titles in this Guaranty are for convenience of reference only and shall not affect the interpretation or construction of this Guaranty. This Guaranty constitutes the entire agreement between the Guarantor and the Lender with respect to the matters covered by this Guaranty and supersedes all written or oral agreements with respect to such matters.

Section 23. WAIVER OF JURY TRIAL. THE GUARANTOR EXPRESSLY WAIVES ANY AND EVERY RIGHT TO A TRIAL BY JURY IN ANY ACTION ON OR RELATED TO THIS GUARANTY.

IN WITNESS 'WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date of this Guaranty.

ORGANIC PLANT HEALTH LLC

By:   /s/ Billy Styles

Name:  Billy Styles

Title:  President

Attest:________________________

By:

PLEDGE AGREEMENT

PLEDGE AGREEMENT ("Agreement") entered into as of the ___th of January, 2011 by and among Greentree Financial Group Inc., a Florida corporation (the "Secured Party"), and Organic Plant Health LLC, a North Carolina Limited Liability Corporation with offices at 9206 Monroe Road, Charlotte, NC 28270 ("the Pledgor").

RECITALS

A.            The Pledgor has agreed to pledge certain assets to secure performance of its obligations under its Note, No. 2 in an aggregate face amount One Hundred Thousand and 00/100 Dollars ($100,000.00), together with interest at the rate of six percent (6%) per annum payable to the Secured Party (the "Note"). Capitalized terms in this Agreement which are not identified herein will have the meanings given such terms in the Note.

B.            The Secured Party is willing to accept the Note only upon receiving the Pledgor's guarantee and pledge of certain fixed assets as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Grant of Security Interest True-up of Collateral. The Pledgor hereby pledges to the Secured Party as collateral and security for the Secured Obligations (as defined in Section 2) the fixed assets, owned by Organic Plant Health LLC., a North Carolina Limited Liability Corporation ("OPH"); also referred to as the "Owner" and initially set forth on the attached Schedule 1 of this Agreement (the "Pledged Assets").  Unless otherwise set forth on Schedule 1 of this Agreement, the Pledgor is the beneficial and record owner of the Pledged Assets set forth on such Schedule. Such Pledged Assets, together with any additions, replacements, accessions or substitutes therefor or proceeds thereof, are hereinafter referred to collectively as the "Collateral." For purposes of this Section 1, the Market Value of the Collateral shall be equal to the net book value of the pledged fixed assets.

2.           Secured Obligations. During the term hereof, the Collateral shall secure the performance by the Pledgor of its obligations, covenants, and agreements under this Pledge Agreement and the performance of its Obligations under the Note (the "Secured Obligations").

3.           Perfection of Security Interests. (a) Upon execution of this Agreement, the Pledgor shall deliver the Pledged Assets to the Secured Party.

(b) The Pledgor will, at its own expense, cause to be searched the public records with respect to the Collateral and will execute, deliver, file and record (in such manner and form as the Secured Party may require), or permit the Secured Party to file and record, as the Pledgor's attorney-in-fact, any financing statements, any carbon, photographic or other reproduction of a financing statement or this Agreement (which shall be sufficient as a financing statement hereunder), any specific assignments or other paper that may be reasonably necessary or desirable, or that the Secured Party may request, in order to create, preserve, perfect or validate any Security Interest or to enable the Secured Party to exercise and enforce its rights hereunder with respect to any of the Collateral. The Pledgor hereby appoints the Secured Party as the Pledgor's attorney-in-fact to execute in the name and behalf of the Pledgor such additional financing statements as the Secured Party may request.

4.            Assignment. In connection with the transfer of the Note in accordance with its terms, the Secured Party may assign or transfer the whole or any part of his security interest granted hereunder, and may transfer as collateral security the whole or any part of his security interest in the Collateral. Any transferee of the Collateral shall be vested with all of the rights and powers of the Secured Party hereunder with respect to the Collateral.

5.            The Pledgor' s Warranty. A. Title. The Pledgor represents and warrants hereby to the Secured Party as follows with respect to the Pledged Assets:

(i)           The Collateral is free and clear of any encumbrances of every nature whatsoever, and the Pledgor is the sole owner of the Pledged Assets;

(ii)           The Pledgor further agrees not to grant or create, any security interest, claim, lien, pledge or other encumbrance with respect to such Collateral or attempt to sell, transfer or otherwise dispose of the Collateral, until the Secured Obligations have been paid in full or this Agreement terminates; and

(iii)           This Agreement constitutes a legal, valid and binding obligation of the Pledgor enforceable in accordance with its terms (except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws now or hereafter in effect),

B. Other. (i) The Pledgor has made necessary inquiries of the Owner and believes that it fully intends to fulfill and has the capability of fulfilling the Secured Obligations to be performed by the Owner in accordance with the terms of the Note.

(ii)           The Pledgor is not acting, and has not agreed to act, in any plan to sell or dispose of any Pledged Assets in a manner intended to circumvent the registration requirements of the Securities Act of 1933, as amended, or any applicable state law.

6.            Preservation of the Value of the Collateral. The Pledgor shall pay all taxes, charges, and assessments against the Collateral and do all acts necessary to preserve and maintain the value thereof.

7.            The Secured Party as the Pledgor's Attorney-in-Fact.

(a) The Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor, the Secured Party or otherwise, from time to time at the Secured Party's discretion, to take any action and to execute any instrument that the Secured Party may reasonably deem necessary or advisable to accomplish the purposes of this Agreement, including: (i) upon the occurrence and during the continuance of an Event of Default (as defined below), to receive, endorse, and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of the Collateral (as defined in the Note) or any part thereof to the extent permitted hereunder and to give full discharge for the same and to execute and file governmental notifications and reporting forms; (ii) to arrange for the transfer of the Collateral on the books of the Owner or any other person to the name of the Secured Party or to the name of the Secured Party's nominee.

(b) In addition to the designation of the Secured Party as the Pledgor's attorney-in-fact in subsection (a), the Pledgor hereby irrevocably appoints the Secured Party as the Pledgor's agent and attorney-in-fact to make, execute and deliver any and all documents and writings which may be necessary or appropriate for approval of, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor engages in business, in order to transfer or to more effectively transfer any of the Pledged Interests or otherwise enforce the Secured Party's rights hereunder.

8.            Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default under the Note ("Event of Default"):

(a)           The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the Code (irrespective of whether the Code applies to the affected items of Collateral), and the Secured Party may also without notice (except as specified below) sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. To the maximum extent permitted by applicable law, the Secured Party may be the purchaser of any or all of the Collateral at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply all or any part of the Secured Obligations as a credit on account of the purchase price of any Collateral payable at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay, or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) calendar days notice to the Pledgor of the time and place of any public sale or the time after which a private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the maximum extent permitted by law, The Pledgor hereby waives any claims against the Secured Party arising because the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree.

(b)            The Pledgor hereby agrees that any sale or other disposition of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions in the city and state where the Secured Party is located in disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

(c) The Pledgor hereby acknowledges that the sale by the Secured Party of any Collateral pursuant to the terms hereof in compliance with the Securities Act of 1933, as amended, as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the "Securities Act"), as well as applicable "Blue Sky" or other state securities laws, may require strict limitations as to the manner in which the Secured Party or any subsequent transferee of the Collateral may dispose thereof. The Pledgor acknowledges and agrees that in order to protect the Secured Party's interest it may be necessary to sell the Collateral at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. The Pledgor has no objection to sale in such a manner and agrees that the Secured Party shall have no obligation to obtain the maximum possible price for the Collateral. Without limiting the generality of the foregoing, The Pledgor agrees that, upon the occurrence and during the continuation of an Event of Default, the Secured Party may, subject to applicable law, from time to time attempt to sell all or any part of the Collateral by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Secured Party may solicit offers to buy the Collateral or any part thereof for cash, from a limited number of investors reasonably believed by the Secured Party to be institutional investors or other accredited investors who might be interested in purchasing the Collateral.  If the Secured Party shall solicit such offers, then the acceptance by the Secured Party of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Collateral.

(d)           If the Secured Party shall determine to exercise its right to sell all or any portion of the Collateral pursuant to this Section, then the Pledgor agrees that, upon request of the Secured Party, the Pledgor, at its own expense, shall:

(i)            execute and deliver, or cause the officers and directors of the Owner to execute and deliver, to any person, entity or governmental authority as the Secured Party may choose, any and all documents and writings which, in the Secured Party's reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where the Pledgor engages in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce the Secured Party's rights hereunder; and

(ii)            do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law; and

The Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section 8 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 8 may be specifically enforced.

(e)           THE PLEDGOR EXPRESSLY WAIVES TO THE MAXIMUM EXTENT PERMITTED BY LAW: (i) ANY CONSTITUTIONAL OR OTHER RIGHT TO A JUDICIAL HEARING PRIOR TO THE TIME THE SECURED PARTY DISPOSES OF ALL OR ANY PART OF THE COLLATERAL AS PROVIDED IN THIS SECTION; (ii) ALL RIGHTS OF REDEMPTION, STAY, OR APPRAISAL THAT IT NOW HAS OR MAY AT ANY TIME IN THE FUTURE HAVE UNDER ANY RULE OF LAW OR STATUTE NOW EXISTING OR HEREAFTER ENACTED; AND (iii) EXCEPT AS SET FORTH IN SUBSECTION (a) OF THIS SECTION  8, ANY REQUIREMENT OF NOTICE, DEMAND, OR ADVERTISEMENT FOR SALE.

9.           (a) Term of Agreement. This Agreement shall continue in full force and effect until payment in full of the Note. Upon payment in full of the Note, the security interests in the relevant Collateral shall be deemed released, and any portion of the Collateral not transferred to or sold by the Secured Party shall be returned to the Pledgor. Upon termination of this Pledge Agreement, the relevant Collateral shall be returned within five (5) trading days to the Pledgor, as contemplated above.

(b) Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, any cash held by the Secured Party as Collateral and all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral pursuant to the exercise by the Secured Party of its remedies as a secured creditor as provided in Section 8 shall be applied from time to time by the Secured Party as provided in the Note.

10.           Indemnity and Expenses. The Pledgor agrees:

(a)            To indemnify and hold harmless the Secured Party and each of his agents and affiliates from and against any and all claims, damages, demands, losses, obligations, judgments and liabilities (including, without limitation, reasonable attorneys' fees and expenses) in any way arising out of or in connection with this Agreement or the Secured Obligations, except to the extent the same shall arise as a result of the gross negligence or willful misconduct of the party seeking to be indemnified; and

(b)            To pay and reimburse the Secured Party upon demand for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) that the Secured Party may incur in connection with (i) the custody, use or preservation of, or the sale of, collection from or other realization upon, any of the Collateral, including the reasonable expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, (ii) the exercise or enforcement of any rights or remedies granted hereunder, under the Note or otherwise available to it (whether at law, in equity or otherwise), or (iii) the failure by the Pledgor to perform or observe any of the provisions hereof. The provisions of this Section 10 shall survive the execution and delivery of this Agreement, the repayment of any of the Secured Obligations, the termination of the commitments of the Secured Party under the Note and the termination of this Agreement.

11.           Duties of the Secured Party. The powers conferred upon the Secured Party hereunder are solely to protect his interests in the Collateral and shall not impose on him any duty to exercise such powers. Except as provided in Section 9-207 of the Uniform Commercial Code, The Secured Party shall have no duty with respect to the Collateral or any responsibility for taking any necessary steps to preserve rights against any Persons with respect to any Collateral.

12.           Choice of Law and Venue; Submission to Jurisdiction; Service of Process.
(a)            THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA (WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF). THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF BROWARD, STATE OF FLORIDA OR, AT THE SOLE OPTION OF THE SECURED PARTY, IN ANY OTHER COURT IN WHICH THE SECURED PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY.

(b)            THE PLEDGOR HEREBY SUBMITS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

(c)            THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT, OR OTHER PROCESS ISSUED IN ANY ACTION OR PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT, OR OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE PLEDGOR AT ITS ADDRESS FOR NOTICES IN ACCORDANCE WITH THIS AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF THE PLEDGOR'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

(d)            NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO AFFECT THE RIGHT OF THE SECURED PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW, OR TO PRECLUDE THE ENFORCEMENT BY THE SECURED PARTY OF ANY JUDGMENT OR ORDER OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY OTHER APPROPRIATE FORUM OR JURISDICTION.

13.            Amendments; etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor herefrom shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Secured Party to exercise, and no delay in exercising any right under this Agreement, any other document or documents delivered in connection with the transactions contemplated by the Note, this Agreement or any of the three guarantees being delivered in connection herewith (the "Guarantees") of even date herewith (all such documents, including the Note, this Agreement and the Guarantees are hereinafter referred to collectively as the "Loan Documents", and each individually as a "Loan Document"), or otherwise with respect to any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, any other Loan Document, or otherwise with respect to any of the Secured Obligations preclude any other or further exercise thereof or the exercise of any other right. The remedies provided for in this Agreement or otherwise with respect to any of the Secured Obligations are cumulative and not exclusive of any remedies provided by law.

14.            Notices. Unless otherwise specifically provided herein, all notices shall be in writing addressed to the respective party as set forth below: and may be personally served, faxed, telecopied or sent by overnight courier service or United States mail:

If to the Pledgor:

Organic Plant Health LLC
9206 Monroe Road
Charlotte, NC 28270 USA

With copies to:

[OPH’s Attorney, if any]

If to the Secured Party:
Greentree Financial Group Inc.
7951 SW 6th Street, Suite 216
Plantation, FL  33324

With copies to:

John Hanzel
19425-G Liverpool Parkway
Cornelius, NC 28031

Any notice given pursuant to this Section 14 shall be deemed to have been given: (a) if delivered in person, when delivered; (b) if delivered by fax, on the date of transmission if transmitted on a Business Day before 4:00 p.m. at the place of receipt or, if not, on the next succeeding Business Day (as defined in the Note); (c) if delivered by overnight courier, two (2) days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after depositing in the United States mail, with postage prepaid and properly addressed. Any party hereto may change the address or fax number at which it is to receive notices hereunder by notice to the other party in writing in the foregoing manner.

15.   Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall: (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Note; (b) be binding upon the Pledgor and its successors and assigns; and (c) inure to the benefit of the Secured Party and his successors, transferees, and assigns. Upon the indefeasible payment in full of the Secured Obligations, including the cash collateralization, expiration, or cancellation of all Secured Obligations, if any, consisting of letters of credit, and the full and final termination of any commitment to extend any financial accommodations under the Note, the security interests granted herein shall automatically terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Secured Party, at the Pledgor's expense, shall execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Such documents shall be prepared by the Pledgor and shall be in form and substance reasonably satisfactory to the Secured Party.

16.           Security Interest Absolute. To the maximum extent permitted by law, all rights of the Secured Party, all security interests hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of

(a)            any lack of validity or enforceability of any of the Secured Obligations or any other agreement or instrument relating thereto, including any of the Loan Documents;

(b)            any change in the time, manner, or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any of the Credit Documents, or any other agreement or instrument relating thereto;

(c)            any exchange, release, or non-perfection of any other collateral, or any release or amendment or waiver of or consent to departure from any Guarantee for all or any of the Secured Obligations;

(d)            any other circumstances that might otherwise constitute a defense available to, or a discharge of, the Pledgor.

17.            Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

18.            Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

19.            Counterparts; Telefacsimile Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, or binding effect hereof.

20.            Waiver of Marshaling. Each of the Pledgor and the Secured Party acknowledges and agrees that in exercising any rights under or with respect to the Collateral: (a) the Secured Party is under no obligation to marshal any Collateral; (b) may, in his absolute discretion, realize upon the Collateral in any order and in any manner he so elects; and (c) may, in his absolute discretion, apply the proceeds of any or all of the Collateral to the Secured Obligations in any order and in any manner he so elects. The Pledgor and the Secured Party waive any right to require the marshaling of any of the Collateral.

21.            Waiver of Jury Trial. THE PLEDGOR AND THE SECURED PARTY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PLEDGOR AND THE SECURED PARTY REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the Pledgor and the Secured Party have caused this Agreement to be duly executed and delivered by their officers thereunto duly authorized as of the date first written above.

PLEDGOR

Organic Plant Health LLC

Signed:  /s/ Billy Styles

Name: Billy Styles
Title:           President

SECURED PARTY

Greentree Financial Group Inc.

Signed: /s/ R. Chris Cottone

Name: R. Chris Cottone
Title:           Vice President

SCHEDULE 1

Pledged Interests: [See attached list of assets]

Name of Owner: Organic Plant Health LLC.

Jurisdiction of Organization: North Carolina

Type of Interest: Fixed Assets

Date Acquired: January 4, 2011

Pledgor Information:

For Pledgor That Is A North Carolina Limited Liability Corporation
Organic Plant Health LLC
9206 Monroe Road
Charlotte, NC 28270 USA